STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                    FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX REPORTS THIRD-QUARTER FISCAL 2014 FINANCIAL RESULTS

Reports $1.04 in EPS from Continuing Operations; $0.93 in Non-GAAP EPS from Continuing Operations

All Five Segments Report Year-over-Year Growth in Revenue and Operating Income

SALEM, NH – May 2, 2014 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the third quarter of fiscal year 2014 ended March 31, 2014.

Third Quarter Fiscal 2014 Results from Continuing Operations

▪

Net sales increased 7.7% to $178.8 million from $166.0 million in the third quarter of fiscal 2013.

▪

Income from operations was $14.2 million, compared with $11.7 million in the third quarter of fiscal 2013.  Operating income for the third quarter of fiscal 2014 included, pre-tax, $1.4 million of restructuring charges and $1.4 million of non-recurring management transition expenses.  The third quarter of fiscal 2013 included, pre-tax, $1.1 million of restructuring charges, a legal settlement expense of $2.8 million, and a $2.3 million benefit relating to the discontinuation of a retiree life insurance benefit. Excluding these items from both periods, the Company reported non-GAAP third-quarter fiscal 2014 operating income of $17.0 million, compared with $13.3 million in the year-earlier quarter.

▪

Net income from continuing operations was $13.2 million, or $1.04 per diluted share, including, after tax, $1.0 million of restructuring charges, $1.0 million of non-recurring management transition expenses, and an insurance proceeds gain of $3.4 million.  This compares with third quarter of fiscal 2013 net income from continuing operations of $9.6 million, or $.76 per diluted share, including $0.8 million of tax-effected restructuring charges, a $2.0 million expense related to a legal settlement, a $1.6 million life insurance benefit and a $1.4 million benefit from discrete tax items.  Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $11.8 million, or $0.93 per diluted share, compared with $9.4 million, or $0.74 per diluted share, in the third quarter of fiscal 2013.

▪

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $21.4 million, compared with $15.4 million in the third quarter of fiscal 2013.  Excluding the previously mentioned items from both periods, EBITDA for the third quarter of fiscal 2014 was $20.8 million, compared with $17.0 million in the year-earlier quarter.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $131.0 million at the end of the third quarter of fiscal 2014, compared with $138.3 million a year earlier.  Working capital turns were 5.5 for the third quarter of fiscal 2014, compared with 4.8 turns for the year-earlier quarter.

▪

The Company closed the quarter with net cash of $12.4 million, compared with net debt of $40.7 million at March 31, 2013.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We reported record results in the third quarter with all five operating groups reporting year-over-year sales and operating income growth,” said David Dunbar, Standex President and CEO.  “Our sales were up 7.7% in the quarter, including 7.2% organic growth, with four of our five groups generating double-digit growth. We also performed well from a bottom-line perspective, recording a 25.7% increase in non-GAAP EPS to $0.93. We generated $15.6 million in cash from operating activities and $7.3 million in free operating cash flow, ending the quarter with a net cash position of $12.4 million on the balance sheet. Our successful investments in organic growth initiatives, including new product and program development, helped to drive growth this quarter.”

Segment Review

Food Service Equipment Group sales increased 2.6% year-over-year.  Operating income was up 35.6% as a result of volume leverage as well as an easier year-over-year comparison due to non-recurring expenses in the third quarter of last fiscal year.

“On the refrigerated side of the business, we continued to see  strong growth in the dollar store market, where we have been successful with our new line of value-engineered, upright, merchandising cabinets, as well as in the dealer channel,” added Dunbar. “This growth was partially offset by weakness in the quick service restaurant market as a result of weather-related store opening delays and continuing softness at retail drug stores. In cooking solutions, we reported strong sales in the US grocery store market, and the project pipeline continues to improve. Sales to the dealer channel and the convenience store market also provided year-over-year gains in the quarter.”

“We continue to focus on improving our bottom-line performance at the Food Service Equipment Group,” Dunbar said. “The consolidation of our Cheyenne, Wyoming cooking solutions facility into Nogales, Mexico is on track to be completed by the end of the fiscal year, and we continue to expect to generate $4 million in annual cost savings beginning in fiscal 2015.1”

Engraving Group sales increased 14.5% year-over-year, and operating income grew 77%.

“Our Engraving Group’s results were driven by another record performance by our Mold-Tech business, reflecting its strong competitive position coupled with a high number of new automotive model launches worldwide,” said Dunbar. “Although we continued to see softness in the roll, plate and machinery business, we expect that the strong automotive model launches globally will continue to have a positive effect on our results in the fourth quarter of fiscal 2014.1”

Engineering Technologies Group sales increased 14.1% year-over-year, and operating income rose 25.9%.

“The Engineering Technologies Group’s third-quarter performance was driven by strong order trends across substantially all of our end markets, reflecting a robust demand environment,” said Dunbar. “We are particularly encouraged by the group’s prospects in the aviation market.1  During the third quarter we received a life of program award from Senior Aerospace related to the Airbus A320 NEO, one of the largest-selling commercial aircrafts in the world. This contract marks our second major contract win on large-body, single-aisle, commercial aircraft. In the Space segment, our Spincraft unit received a multiyear contract that begins in 2014 from Boeing and Lockheed Martin’s United Launch Alliance joint venture related to the Atlas V and Delta IV launch vehicle programs.”

Electronics Products Group sales were up 10.4% year-over-year, with operating income increasing 10.5%.

“Our Electronics Products Group reported record sales and profitability due to new sensor program launches in the white goods, transportation and recreation markets, from our combined StandexMeder product lines,” Dunbar said. “The group is moving up the value chain from supplying components to designing and delivering sensor assemblies and OEM solutions.  We have a solid pipeline of customer programs in Electronics that we expect to launch during the rest of this fiscal year and into the next.1”

“In addition to focusing on the top line, the Electronics Products Group is taking aggressive steps to leverage sales growth into improved profitability,” said Dunbar. “We are executing on a robust set of lean enterprise, cost-reduction initiatives that should benefit the business in the future.1”

The Hydraulics Products Group reported a 17.8% year-over-year sales increase, while operating income rose 2.8%.

“Our strong Hydraulics group sales were primarily driven by greater penetration into the refuse market, while operating income was moderated because of competitive pressures in new markets and investments to win new business,” Dunbar said. “Our focus on diversifying our Hydraulics business into the refuse market is going well.  During the third quarter we also benefited from a continued recovery in our traditional North American dump truck market, due to improvements in the overall construction industry.”

Business Outlook

“We believe that market conditions and underlying demand trends are favorable for Standex’s future organic growth,1” said Dunbar. “Our backlog was up in the third quarter on a year-over-year basis in all of our businesses, and we are seeing healthy customer activity.  Looking forward, we plan to make the right organic and acquisition investments to drive growth.1 On both fronts we have had recent successes. Investments in new products and programs have resulted in solid organic sales, and the success of our Metal Spinners (Spincraft UK) and Meder acquisitions has enabled us to enter new markets, penetrate new customers with new products, and generate accretive growth. Looking forward, it is our mission to leverage our strong balance sheet to create shareholder value.1”

Conference Call Details

Standex will host a conference call for investors today, May 2, 2014 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com. The Company's slide show accompanying the webcast audio also can be accessed via its website. To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 30435270. The replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the Company's performance.  A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2013, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net sales	$ 178,802	$ 165,970	$ 534,618	$ 517,985
Cost of sales	120,179	113,419	359,315	349,899
Gross profit	58,623	52,551	175,303	168,086
Selling, general and administrative expenses	42,995	39,754	128,028	120,175
Restructuring costs	1,381	1,075	5,831	2,295
Other operating (income) expense, net	-	-	(1,962)	-

Income from operations	14,247	11,722	43,406	45,616

Interest expense	557	643	1,709	1,869
Other (income) expense, net	(3,457)	209	(3,977)	79
Total	(2,900)	852	(2,268)	1,948

Income from continuing operations before income taxes	17,147	10,870	45,674	43,668
Provision for income taxes	3,938	1,199	11,709	11,046
Net income from continuing operations	13,209	9,671	33,965	32,622

Income (loss) from discontinued operations, net of tax	11	(110)	(1,146)	(270)

Net income	$ 13,220	$ 9,561	$ 32,819	$ 32,352

Basic earnings per share:
Income from continuing operations	$ 1.05	$ 0.77	$ 2.69	$ 2.60
Income (loss) from discontinued operations	-	(0.01)	(0.09)	(0.02)
Total	$ 1.05	$ 0.76	$ 2.60	$ 2.58

Diluted earnings per share:
Income from continuing operations	$ 1.04	$ 0.76	$ 2.66	$ 2.55
Income (loss) from discontinued operations	-	(0.01)	(0.09)	(0.02)
Total	$ 1.04	$ 0.75	$ 2.57	$ 2.53

Standex International Corporation
Condensed Consolidated Balance Sheets
	March 31,	June 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 57,487	$ 51,064
Accounts receivable, net	100,802	102,268
Inventories	96,042	84,956
Prepaid expenses and other current assets	11,682	7,776
Income taxes receivable	2,991	-
Deferred tax asset	11,703	12,237
Total current assets	280,707	258,301

Property, plant, and equipment, net	98,748	95,020
Goodwill	113,056	111,905
Intangible assets, net	25,152	25,837
Deferred tax asset	1,103	-
Other non-current assets	22,509	19,510
Total non-current assets	260,568	252,272

Total assets	$ 541,275	$ 510,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 65,829	$ 69,854
Accrued expenses	47,811	46,981
Income taxes payable	4,917	1,638
Total current liabilities	118,557	118,473

Long-term debt	45,061	50,072
Accrued pension and other non-current liabilities	48,578	51,040
Total non-current liabilities	93,639	101,112

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	42,247	37,199
Retained earnings	575,251	546,031
Accumulated other comprehensive loss	(58,871)	(65,280)
Treasury shares	(271,524)	(268,938)
Total stockholders' equity	329,079	290,988

Total liabilities and stockholders' equity	$ 541,275	$ 510,573

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Nine Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net income	$ 32,819	$ 32,352
Income (loss) from discontinued operations	(1,146)	(270)
Income from continuing operations	33,965	32,622

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,283	11,626
Stock-based compensation	5,454	2,808
Non-cash portion of restructuring charge	3,755	-
Disposal of real estate and equipment	925	-
Life insurance benefit	(3,353)	-
Contributions to defined benefit plans	(1,093)	(4,161)
Net changes in operating assets and liabilities	(15,147)	(23,455)
Net cash provided by operating activities - continuing operations	35,789	19,440
Net cash (used in) operating activities - discontinued operations	(1,938)	(3,006)
Net cash provided by operating activities	33,851	16,434
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(16,284)	(12,389)
Expenditures for acquisitions, net of cash acquired	-	(39,613)
Proceeds from sale of real estate and equipment	-	24
Other investing activities	617	(435)
Net cash provided by (used in) investing activities	(15,667)	(52,413)
Cash Flows from Financing Activities
Proceeds from borrowings	50,000	100,500
Payments of debt	(55,000)	(80,723)
Borrowings on short-term facilities (net)	-	327
Activity under share-based payment plans	353	206
Excess tax benefit from share-based payment activity	1,498	1,990
Cash dividends paid	(3,529)	(2,887)
Purchase of treasury stock	(5,548)	(8,275)
Net cash provided by (used in) financing activities	(12,226)	11,138

Effect of exchange rate changes on cash	465	301

Net changes in cash and cash equivalents	6,423	(24,540)
Cash and cash equivalents at beginning of year	51,064	54,749
Cash and cash equivalents at end of period	$ 57,487	$ 30,209

Standex International Corporation
Selected Segment Data

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Net Sales
Food Service Equipment	$ 88,873	$ 86,608	$ 287,290	$ 291,747
Engraving	27,278	23,820	80,689	70,839
Engineering Technologies	22,347	19,584	56,935	53,341
Electronics Products	30,672	27,783	85,277	80,516
Hydraulics Products	9,632	8,175	24,427	21,542
Total	$ 178,802	$ 165,970	$ 534,618	$ 517,985

Income from operations
Food Service Equipment	$ 7,168	$ 5,287	$ 23,388	$ 28,329
Engraving	5,957	3,365	16,550	12,393
Engineering Technologies	4,296	3,411	8,834	8,748
Electronics Products	5,283	4,780	14,813	11,969
Hydraulics Products	1,477	1,437	3,710	3,371
Restructuring	(1,381)	(1,075)	(5,831)	(2,295)
Other operating income (expense), net	-	-	1,962	-
Corporate	(8,553)	(5,483)	(20,020)	(16,899)
Total	$ 14,247	$ 11,722	$ 43,406	$ 45,616

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2014	2013	%Change	2014	2013	%Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$ 14,247	$ 11,722	21.5%	$ 43,406	$ 45,616	-4.8%
Adjustments:
Restructuring charges	1,381	1,075		5,831	2,295
Management Transition Stock Compensation	850	-		1,691	-
Management Transition all other	521	-		1,899	-
Termination of Retiree Life Insurance	-	(2,278)		-	(2,278)
Legal Settlement	-	2,809		-	2,809
Net gain on Insurance Proceeds	-	-		(1,962)	-
Acquisition-related costs	-	-		-	1,549
Adjusted income from operations	$ 16,999	$ 13,328	27.5%	$ 50,865	$ 49,991	1.7%
Interest and other income (expense), net	2,900	(852)		2,268	(1,948)
Life Insurance Benefit	(3,353)	-		(3,353)	-
Provision for income taxes	(3,938)	(1,199)		(11,709)	(11,046)
Discrete tax items	-	(1,366)		155	(1,366)
Tax impact of above adjustments	(793)	(470)		(2,148)	(1,281)
Net income from continuing operations, as adjusted	$ 11,815	$ 9,441	25.1%	$ 36,078	$ 34,350	5.0%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$ 17,147	$ 10,870		$ 45,674	$ 43,668
Add back:
Interest expense	557	643		1,709	1,869
Depreciation and amortization	3,733	3,861		11,283	11,626
EBITDA	$ 21,437	$ 15,374	39.4%	$ 58,666	$ 57,163	2.6%
Adjustments:
Restructuring charges	1,381	1,075		5,831	2,295
Management Transition Stock Compensation	850	-		1,691	-
Management Transition all other	521	-		1,899	-
Termination of Retiree Life Insurance	-	(2,278)		-	(2,278)
Life Insurance Benefit	(3,353)	-		(3,353)	-
Legal Settlement	-	2,809		-	2,809
Net gain on Insurance Proceeds	-	-		(1,962)	-
Acquisition-related costs	-	-		-	1,549
Adjusted EBITDA	$ 20,836	$ 16,980	22.7%	$ 62,772	$ 61,538	2.0%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$ 15,608	$ (5,216)		$ 35,789	$ 19,440
Add back: Voluntary pension contribution	-	-		-	3,250
Less: Capital expenditures	(8,321)	(2,666)		(16,284)	(12,389)
Free operating cash flow	$ 7,287	$ (7,882)		$ 19,505	$ 10,301
Net income from continuing operations	13,209	9,671		33,965	32,622
Conversion of free operating cash flow	55.2%	NM		57.4%	31.6%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
Adjusted earnings per share from continuing operations	March 31,			March 31,
	2014	2013	%Change	2014	2013	%Change

Diluted earnings per share from continuing operations, as reported	$ 1.04	$ 0.76	36.8%	$ 2.66	$ 2.55	4.3%

Adjustments:
Restructuring charges	0.08	0.06		0.33	0.13
Management Transition Stock Compensation	0.04	-		0.09	-
Management Transition all other	0.03	-		0.11	-
Net gain on Insurance Proceeds	-	-		(0.11)	-
Termination of Retiree Life Insurance	-	(0.13)		-	(0.13)
Life Insurance Benefit	(0.26)	-		(0.26)	-
Legal Settlement	-	0.16		-	0.16
Acquisition-related costs	-	-		-	0.08
Discrete tax items	-	(0.11)		0.01	(0.11)
Diluted earnings per share from continuing operations, as adjusted	$ 0.93	$ 0.74	25.7%	$ 2.83	$ 2.68	5.6%

Endnotes

News Release